UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2007
Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

Seven Sylvan Way Parsippany, NJ (Address of Principal Executive Office)		07054 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (973) 753-6000
None
(Former Name or Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1: INDENTURE AND SEVICING AGREEMENT
EX-10.2: FIRST AMENDMENT TO THE AMENDED AND RESTATED MASTER INDENTURE AND SERVICING AGREEMENT
EX-10.3: SECOND AMENDMENT TO THE SERIES 2002-1 SUPPLEMENT TO MASTER INDENTURE AND SERVICING AGREEMENT
EX-10.4: AMENDED AND RESTATED MASTER LOAN PURCHASE AGREEMENT
EX-10.5: AMENDED AND RESTATED SERIES 2002-1 SUPPLEMENT TO MASTER LOAN PURCHASE AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
New Timeshare Receivables Term Financing
On November 1, 2007, Wyndham Worldwide Corporation’s (the “Company”) subsidiary Sierra Timeshare 2007-2 Receivables Funding, LLC (the “Issuer”) issued $80,000,000 aggregate principal amount of 5.37% Vacation Timeshare Loan Backed Notes, Series 2007-2, Class A-1, due 2019 and $375,000,000 aggregate principal amount of Floating Rate Vacation Timeshare Loan Backed Notes, Series 2007-2, Class A-2, due 2019 bearing interest at one-month LIBOR plus 1.00% per annum (collectively, the “Series 2007-2 Notes”) under the Indenture and Servicing Agreement, dated as of November 1, 2007, by and among the Issuer, Wyndham Consumer Finance, Inc., as Servicer, and U.S. Bank National Association, as Trustee and as Collateral Agent (the “Indenture”). The Series 2007-2 Notes are secured under the Indenture primarily by a pool of pledged loans, each relating to the financing of one or more vacation ownership interests by a consumer, and related pledged assets. In addition, the payment of interest on, and principal of, the Series 2007-2 Notes are insured by a financial guaranty insurance policy issued by MBIA Insurance Corporation. A copy of the Indenture is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Certain of the initial purchasers of the 2007-2 Notes, the Trustee and the Collateral Agent, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses. Certain of the initial purchasers are affiliates of one or more entities who also serve as investors, or as administrators of investors, with respect to asset-backed commercial paper conduits that hold certain Secured Variable Funding Notes, issued by our Sierra Timeshare Conduit Receivables Funding Company, LLC subsidiary, which were partially or fully repaid with the proceeds from the sale of the Series 2007-2 Notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01. is hereby incorporated by reference.
Item 8.01. Other Events.
Amendments to Timeshare Receivables Conduit Facility
On October 30, 2007, the Company renewed its 364-day securitized vacation ownership bank conduit facility through October 2008. This facility bears interest at variable rates based on LIBOR and usage and its capacity was increased from $1.0 billion to $1.2 billion in connection with its renewal. This facility is subject to annual renewal.
Copies of the operative documents underlying the Sierra Timeshare Conduit Receivables Funding, LLC Loan Backed Variable Funding Notes Series 2002-1 (the “Series 2002-1 Notes”) are attached hereto as Exhibit 10.2 through Exhibit 10.5 and are incorporated by reference herein.
Certain of the purchasers of the Series 2002-1 Notes, the trustee and the collateral agent, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The exhibits appearing on the page immediately following the signature page of this report are furnished with this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: November 6, 2007	By:	/s/ Virginia M. Wilson
Virginia M. Wilson
Chief Financial Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated October 30, 2007
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Indenture and Servicing Agreement, dated as of November 1, 2007, by and among Sierra Timeshare 2007-2 Receivables Funding, LLC, as Issuer, Wyndham Consumer Finance, Inc., as Servicer, U.S. Bank National Association, as Trustee and Collateral Agent.

Exhibit 10.2	First Amendment, dated as of October 30, 2007, to the Amended and Restated Master Indenture and Servicing Agreement, dated as of August 29, 2002 and amended and restated as of July 7, 2006, by and among Sierra Timeshare Conduit Receivables Funding, LLC, Wyndham Consumer Finance Inc., as Master Servicer, U.S. Bank National Association, as Trustee and Collateral Agent.

Exhibit 10.3	Second Amendment, dated as of October 30, 2007, to the Series 2002-1 Supplement to Master Indenture and Servicing Agreement, dated as of August, 29, 2002 and amended and restated as of July 7, 2006 as amended on November 13, 2006, by and among Sierra Timeshare Conduit Receivables Funding, LLC, as Issuer, Wyndham Consumer Finance, Inc., as Master Servicer, U.S. Bank National Association, as Collateral Agent and Wells Fargo Bank National Association, as Trustee.

Exhibit 10.4	Amended and Restated Master Loan Purchase Agreement, dated as of August 29, 2002, as amended and restated as of October 30, 2007, by and among Wyndham Consumer Finance, Inc., as a Seller, Wyndham Vacation Resorts, Inc., as an originator, Wyndham Resort Development Corporation, as an originator, and the originators named therein, and Sierra Deposit Company, LLC, as Purchaser.

Exhibit 10.5	Amended and Restated Series 2002-1 Supplement to Master Loan Purchase Agreement, dated as of August 29, 2002, as amended and restated as of October 30, 2007, by and among Wyndham Consumer Finance, Inc., as seller, Wyndham Vacation Resorts, Inc. as an originator, Wyndham Resort Development Corporation, as an originator, and the originators named therein, and Sierra Deposit Company, LLC, as Purchaser.